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                                                                    EXHIBIT 99.1
                                 FORM OF PROXY

                              CHS MANAGEMENT, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 30, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CHS MANAGEMENT, INC.

    The undersigned stockholder of CHS MANAGEMENT, INC., a Delaware corporation, revoking any previous proxies for its shares, hereby appoints Marvin V.H. Kanter, M.D., and Martin J. Coyne, M.D., and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each having full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of CHS MANAGEMENT, INC. ("CHS") to be held on August 30, 1996, and at any adjournments thereof, on all matters set forth in the Notice of Special Meeting of Stockholders and the related Prospectus Proxy Statement dated August 20, 1996 as follows:

    (1) Approval of the Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by amendment No. 1 to the Amended and Restated Plan of Merger (the "Plan of Merger"), between CHS, MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), CHS Merger Corporation, a Delaware corporation and wholly owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), and the transactions contemplated thereby, including the merger of the Subsidiary with and into CHS.

/ /  FOR the Plan of Merger        / /  AGAINST the Plan of Merger    / /  ABSTAIN

                          (Continued on reverse side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement each dated August 20, 1996.

                                                  Dated
                                                                        , 1996
                                                         ---------------
                                                  1996

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature if held jointly

                                                      Please date and sign above
                                                  exactly as your name or names
                                                  appear hereon. Joint owners
                                                  shall each sign personally.
                                                  Corporate proxies should be
                                                  signed in full corporate name
                                                  by an authorized officer and
                                                  attested. Persons signing in a
                                                  fiduciary capacity should
                                                  indicate their full name, in
                                                  such capacity.